150403

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Filed in the office of	Document Number
Barbara K. Cegavske (signature)	20180561703-73
Barbara K. Cegavske Secretary of State State of Nevada	Filing Date and Time 12/31/2018 10:46 AM
	Entity Number C4615-2000

Certificate of Withdrawal of Certificate of Designation

(PURSUANT TO NRS 78.1955(6))

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Withdrawal of Certificate of Designation for Nevada Profit Corporations

(Pursuant to NRS 78.1955(6))

1. Name of corporation:

OMNI SHRIMP, INC.

2. Following is the resolution by the board of directors authorizing the withdrawal of Certificate of Designation establishing the classes or series of stock:

SERIES E PREFERRED STOCK - See attached

3. No shares of the class or series of stock being withdrawn are outstanding.

4. Signature: (required)

X [signature] CEO

Signature of Officer

Filing Fee: $175.00

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

UNANIMOUS WRITTEN CONSENT OF DIRECTORS

OF

OMNI SHRIMP, INC.

Pursuant to Section 78.315(2) of the Nevada Revised Statutes of the State of Nevada

Dated as of December 30 , 2018

The undersigned, being all of the Directors of OMNI SHRIMP, INC. (the "Company"), do hereby adopt the following resolutions by this written action in lieu of meeting, as authorized by Section 78.315(2) of the Nevada Revised Statutes of the State of Nevada.

WHEREAS, on June 22, 2016, the Company filed a certificate of designation (the "Series E Preferred Certificate of Designation") with the Nevada Secretary of State for its Series E Preferred Stock (the "Series E Preferred"); and

WHEREAS, as of the date hereof, no shares of Series E Preferred are outstanding; and

WHEREAS, the Company wishes to file a Certificate of Withdrawal of Certificate of Designation for the Series E Preferred (the "Series E Withdrawal").

NOW, THEREFORE, BE IT

RESOLVED, that the Board of Directors of the Company approves the withdrawal of the authorization for the Series E Preferred; and be it further

RESOLVED, that the filing of the Withdrawal with the Nevada Secretary of State be, and hereby is, authorized and approved; and be it further

RESOLVED, that the officers of the Company be, and each of them hereby is, authorized to make all arrangements to pay all such fees and expenses, to do and perform all such acts and things necessary or appropriate, and to execute and deliver or file, as may be applicable, in the name and on behalf of the Company, all such instruments, reports, notices, consents, waivers, certificates and other documents, as such officer may deem necessary or appropriate to effectuate the purpose or intent of any or all of the foregoing resolutions, with such changes as such officer, in his sole discretion, as evidenced by his execution thereof, deems appropriate and in the best interests of the Company; and be it further

RESOLVED, that any action taken by any director, officer, employee or agent of the Company on or prior to the date hereof in furtherance of any of the foregoing matters be, and each of them hereby is, approved, ratified and confirmed in all respects as the action and deed of the Company; and be it further

RESOLVED, that any officer or duly appointed attorney-in-fact of the Company may certify a copy of all or any of the foregoing resolutions and such certified copy shall be full and complete evidence of the powers and authorities given by the foregoing and shall be fully binding on the Company without any more formal proof or documentation.

IN WITNESS WHEROF, the undersigned being all of ther Directors of the Company have signed this Unanimous Written Consent of Directors as of the date first above written

____
COLM WRYNN

____
DANIEL STELCER